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                                                                     EXHIBIT (n)




                           INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-104959 of Van Kampen Senior Loan Fund on Form N-2 under the Securities Act of 1933, of our report dated September 4, 2003, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Financial Highlights" and "Independent Auditors" in the Prospectus which is also part of such Registration Statement and "Independent Auditors" in the Statement of Additional Information.



/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 21, 2003